CERTIFICATE OF DESIGNATIONS,
                                              PREFERENCES AND RIGHTS

                                                        OF

                                    SECURED 8% SERIES B CONVERTIBLE DEBENTURES

                                                        OF

                                    AQUA CLARA BOTTLING AND DISTRIBUTION, INC.

                                                 ----------------



               Pursuant to the General Corporation Law of the State of Colorado

                                                 ----------------


          Aqua Clara Bottling and Distribution, Inc., a corporation organized and existing under the General Corporation Law of the State of Colorado (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation on May 24, 1999 pursuant to authority of the Board of Directors as required by the General Corporation Law of the State of Colorado;

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the oBoard of Directors" or the "Board") in accordance with the provisions of its Certificate of Incorporation, the Board of Directors hereby authorizes a 8% Series of the Corporation's Convertible Debentures, Secured 8% Series oBo Convertible Debenture (the "Convertible Debenture"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

                                    Secured 8% Series oBo Convertible Debenture

                                                     ARTICLE I
                                                    DEFINITIONS

SECTION 1.1 Definitions. The terms defined in this Article whenever used in this Certificate of Designations have the following respective meanings:

              oAdditional Capital Shareso has the meaning set forth in Section 6.1(c).

         (b) oAffiliateo has the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.
         (c) oBusiness Dayo means a day other than Saturday, Sunday or any day on which banks located in the State of Florida are authorized or obligated to close.

                  (d) oCapital Shareso means the Common Shares and any other shares of any other class or 8% Series of common stock, whether now or hereafter authorized and however designated, which have the right to participate in the distribution of earnings and assets (upon dissolution, liquidation or winding-up) of the Corporation.

                  (e)               oClosing Dateo means May 31, 1999

                  (f) oCommon Shareso or oCommon Stocko means shares of common stock, no par value, of the Corporation.

          (g) oCommon Stock Issued at Conversiono when used with reference to the securities issuable upon conversion of the Secured 8% Series B Convertible Debenture, means all Common Shares now or hereafter Outstanding and securities of any other class or Secured 8% Series into which the Secured 8% Series oBo Convertible Debenture hereafter shall have been changed or substituted, whether now or hereafter created and however designated.

        (h) oConversion Dateo means any day on which all or any portion of shares of the 8% Series B Convertible Debenture is converted in accordance with the provisions hereof.

         (i)      oConversion Noticeo has the meaning set forth in Section 6.2.

             (j) oConversion Priceo means on any date of determination the applicable price for the conversion of shares of Secured 8% Series oBo Convertible Debenture into Common Shares on such day as set forth in Section 6.1.

                  (k) oConversion Ratioo on any date means of determination the applicable percentage of the Market Price for conversion of shares of Secured 8% Series oBo Convertible Debenture into Common Shares on such day as set forth in
Section 6.1.

         (1) oCorporationo means Aqua Clara Bottling and Distribution, Inc., a Colorado corporation, and any successor or resulting corporation by way of merger, consolidation, sale or exchange of all or substantially all of the CorporationAEs assets, or otherwise.

         (m) oCurrent Market Priceo on any date of determination means the closing price of a Common Share on such day as reported on the Over The Counter Bulletin Board system (oOTCBBo).

   (n) oDefault Interest Rateo shall be equal to the Convertible Debenture Interest Rate plus an additional 8% per annum.

                  (o) oHoldero means any Person to whom the Secured 8% Series oBo Convertible Debenture is subsequently transferred in accordance with the provisions hereof.

        (p) oMarket Disruption Evento means any event that results in a material suspension or limitation of trading of Common Shares on the OTCBB.

             (q) oMarket Priceo per Common Share means the average of the closing prices of the Common Shares as reported on the OTCBB for the five Trading Days in any Valuation Period.

         (r)      oMaximum Rateo has the meaning set forth in section 7.3(b).

                  (s) oOutstandingo when used with reference to Common Shares or Capital Shares (collectively, "Shares"), means, on any date of determination, all issued and outstanding Shares, and includes all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that any such Shares directly or indirectly owned or held by or for the account of the Corporation or any Subsidiary of the Corporation shall not be deemed "Outstanding" for purposes hereof.

     (t) oPersono means an individual, a corporation, a partnership, an association, a limited liability company, an unincorporated business organization, a trust or other entity or organization, and any government or political subdivision or any agency or instrumentality thereof.

(u) oRegistration Rights Agreemento means that certain Registration Rights Agreement dated a date even herewith between the Corporation and.the Investor.

        (v)  oSECo means the United States Securities and Exchange Commission.

        (w) oSecurities Acto means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as in effect at the time.

         oSecurities Purchase Agreement" means that certain Securities Purchase Agreement dated a date even herewith between the Corporation and the Investor.

         oSecurity Agreemento means the Trust Deed, Mortgage and Security Agreement, executed by the Company, as set forth in Section 8.2.

        (z) oSecured 8% Series oBo Convertible Debentureo means the Secured 8% Series oBo Convertible Debenture of the Corporation or such other Convertible Debenture exchanged therefor as provided in Section 2.1.

                  (aa)   oStated Valueo has the meaning set forth in Article 2.

                  (bb) oSubsidiaryo means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Corporation.

            (cc) oTrading Dayo means any day on which purchases and sales of securities authorized for quotation on the OTCBB are reported thereon and on which no Market Disruption Event has occurred.

    (dd)             oValuation Evento has the meaning set forth in Section 6.1.

        (ee) oValuation Periodo means the five Trading Day period immediately preceding the Conversion Date.

         All references to "cash" or o$o herein means currency of the United States of America.

                                                     ARTICLE 2
                                              DESIGNATION AND AMOUNT

SECTION 2.1

         The designation of this Secured 8% Series, which consists of 46 shares of Secured 8% Series oBo Convertible Debenture (the "Secured 8% Series B
Convertible Debenture") and the stated value shall be Twenty-Five Thousand Dollars ($25,000.00) per unit (the "Stated Value") for an aggregate amount of One Million One Hundred Fifty Thousand ($1,150,000.00) Dollars.


                                                     ARTICLE 3
                                                       RANK

SECTION 3.1

         The Secured 8% Series oBo Convertible Debenture shall rank (i) prior to the Common Stock; (ii) prior to any class or Secured 8% Series of capital stock of the Corporation hereafter created other than "Pari Passu Securities" (collectively, with the Common Stock, "Junior Securitieso); and (iii) pari passu with any class or Secured 8% Series of capital stock of the Corporation hereafter created specifically ranking on parity with the Secured 8% Series oBo Convertible Debenture ("Pari Passu Securities").

                                                     ARTICLE 4
                                                     INTEREST

SECTION 4.1

           (a) (i) The Holder shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of Interest, Interest (subject to Sections 4(a)(ii) hereof) at the rate of 8% per annum (computed on the basis of a 360-day year) (the "Interest Rate") on the Liquidation Value (as defined below) of each share of Secured 8% Series oBo Convertible Debenture on and as of the most recent Interest Payment Due Date (as defined below) with respect to each Interest Period (as defined below). Interest on the Secured

8% Series oBo Convertible Debenture shall be cumulative from the date of issue, whether or not declared for any reason, including if such declaration is prohibited under any outstanding indebtedness or borrowings of the Corporation or any of its Subsidiaries, or any other contractual provision binding on the corporation or any of its Subsidiaries, and whether or not there shall be funds legally available for the payment thereof.

         (ii) Each Interest shall be payable in equal quarterly amounts on each August 1, November 1, February 1, and May 1 of each year ("Interest Payment Due Date"), commencing August 1, 1999 to the holders of record of shares of the Secured 8% Series oBo Convertible Debenture, as they appear on the stock records of the Corporation at the close of business on any record date, not more than 60 days or less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. For the purposes hereof, "Interest Period" means the quarterly period commending on and including the day after the immediately preceding Interest Payment Date and ending on and including the immediately subsequent Interest Payment Date. Accrued and unpaid Interest for any past Interest Period may be declared and paid at any time, without reference to any Interest Payment Due Date, to holders of record on such date, not more than 15 days preceding the payment date thereof, as may be fixed by the Board of Directors.

        (iii) At the option of the Corporation, the Interest shall be paid in cash or through the issuance of duly and validly authorized and issued, fully paid and non-assessable shares of the Common stock valued at the Market Price. The Common Stock to be Issued in lieu of cash payments shall be registered for resale in the Registration Statement to be filed by the Corporation to register the Common Stock issuable upon conversion of the shares of Secured 8% Series oBo Convertible Debenture as set forth in the Registration Rights Agreement. Notwithstanding the foregoing, until such Registration statement has been declared effective under the Securities Act by the SEC, payment of Interest on the Secured 8% Series oBo Convertible Debenture shall be in cash.

             (b) The Holder shall not be entitled to any Interest in excess of the cumulative Interest, as herein provided, on the Secured 8% Series oBo Convertible Debenture. Except as provided in this Article 4, no interest, or sum of money in lieu of interest, shall be payable in respect of any Interest payment or payments on the Secured 8% Series oBo Convertible Debenture that may be in arrears.

         (c) So long as any shares of the Secured 8% Series oBo Convertible Debenture are outstanding, no Interest, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Pari Passu Securities for any period unless full cumulative Interest required to be paid in cash have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Secured 8% Series oBo Convertible Debenture for all Interest Periods terminating on or prior to the date of payment of the Interest on such class or Secured 8% Series of Pari Passu Securities. When Interest are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all

Interest declared upon shares of the Secured 8% Series oBo Convertible Debenture and all Interest declared upon any other class or Secured 8% Series of Pari Passu Securities shall be declared ratably in proportion to the respective amounts of Interest accumulated and unpaid on the Secured 8% Series oBo Convertible Debenture and accumulated and unpaid on such Pari Passu Securities.

           (d) So long as any shares of the Secured 8% Series B Convertible Debenture are outstanding, no Interest shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan (including a stock option plan) of the Corporation or any subsidiary, (all such Interest, distributions, redemptions or purchases being hereinafter referred to as a "Junior Securities Distribution") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly, unless in each case (i) the full cumulative Interest required to be paid in cash on all outstanding shares of the Secured 8% Series oBo Convertible Debenture and any other Pari Passu Securities shall have been paid or set apart for payment for all past Interest Periods with respect to the Secured 8% Series oBo Convertible Debenture and all past Interest periods with respect to such Pari Passu Securities, and (ii) sufficient funds shall have been paid or set apart for the payment of the Interest for the current Interest Period with respect to the Secured 8% Series B Convertible Debenture and the current Interest period with respect to such Pari Passu Securities.

                                                     ARTICLE 5
                                              LIQUIDATION PREFERENCE

SECTION 5.1

                  (a) If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of thirty (30) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (each such event being considered a oLiquidation Evento), no distribution shall be made to the holders of any shares of capital stock of the Corporation upon liquidation, dissolution or winding up unless prior thereto, the holders of shares of Secured 8% Series oBo Convertible Debenture, subject to Article 5, shall have received the Liquidation Preference (as defined in Article 5(c)) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Secured 8% Series oBo Convertible Debenture and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Secured 8% Series oBo Convertible Debenture and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate liquidation Preference payable on all such shares.

              At the option of each Holder, the sale, conveyance of disposition of all or substantially all of the assets of the Corporation, the effectuation by the Corporation of a transaction or Secured 8% Series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the corporation with or into any other Person (as defined below) or Persons when the corporation is not the survivor shall either; (i) be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall be required to distribute, upon consummation of and as a condition to, such transaction an amount equal to 120% of the Liquidation Preference with respect to each outstanding share of Secured 8% Series oBo Convertible Debenture in accordance with and subject to the terms of this Article 5 or (ii) be treated pursuant to Article 5(c)(iii) hereof; provided, that all holders of Secured 8% Series oBo Convertible Debenture shall be deemed to elect the option set forth in cause (i) hereof if at least a majority in interest of such holders elect such option. "Person" shall mean any individual, corporation, Limited Liability Company, partnership, association, trust or other entity or organization.

                  (c) For purposes hereof, the "Liquidation Preference" with respect to a share of the Secured 8% Series oBo Convertible Debenture shall mean an amount equal to the sum of (i) the Stated Value thereof, plus (ii) an amount equal to thirty percent (30%) of such Stated Value, plus (iii) the aggregate of all accrued and unpaid Interest on such share of Secured 8% Series oBo Convertible Debenture until the most recent Interest Payment Date; provided that, in the event of an actual liquidation, dissolution or winding up of the Corporation, the amount referred to in clause (iii) above shall be calculated by including accrued and unpaid Interest to the actual date of such liquidation, dissolution or winding up, rather than the Interest Payment Due Date referred to above.


                                                     ARTICLE 6
                                        CONVERSION OF CONVERTIBLE DEBENTURE

SECTION 6.1 Conversion: Conversion Price. At the option of the Holder, the shares of Convertible Debenture may be converted, either in whole or in part, into Common Shares (calculated as to each such conversion to the nearest 1/100th of a share), at any time, and from time to time following the date of issuance of the Secured 8% Series oBo Convertible Debenture (the "Issue Date") at a conversion Price equal to 65% of the market Price; provided, however, that the Holder shall not have the right to convert any portion of the Secured 8% Series oBo Convertible Debenture to the extent that the issuance to the Holder of Common Shares upon such conversion would result in the Holder being deemed the obeneficial ownero of 5% or more of the then outstanding Common Shares within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended. At the Corporations option, the amount of accrued and unpaid Interest as of the Conversion Date shall not be subject to conversion but instead may be paid in cash as of the Conversion Date if the Corporation elects to convert the amount of accrued and unpaid Interest at the Conversion Date into Common Stock, the Common Stock issued to the Holder shall be valued at the Conversion Price. Notwithstanding the previous sentence, in no event shall the Holder have the right to convert that portion of the 8% Series B Convertible Debenture to the extent that the issuance of Common Shares upon the conversion of such 8% Series B Convertible Debenture, when combined with shares of Common Stock received upon other conversions of Secured 8% Series oBo Convertible Debenture by such Holder and any other holders of Secured 8% Series oBo Convertible Debenture, would exceed 19.99% of the Common stock outstanding on the Closing Date. Within ten
(10) Business Days after the receipt of the Conversion Notice which upon conversion would, when combined with shares of Common Stock received upon other conversions of Secured 8% Series oBo Convertible Debenture by such Holder and any other holders of Secured 8% Series oBo Convertible Debenture exceed 19.99% of the Common Stock outstanding on the Closing Date, the Corporation shall redeem all remaining outstanding shares of Secured 8% Series oBo Convertible Debenture at one hundred twenty-five percent (125%) of the Stated Value thereof, together with all accrued and unpaid Interest thereon, in cash, to the date of redemption.

         The number of shares of Common Stock due upon conversion of Secured 8% Series oBo Convertible Debenture shall be (i) the Stated Value of the Secured 8% Series oBo Convertible Debenture divided by (iii) the applicable Conversion Price.

            Within two (2) Business Days of the occurrence of a Valuation Event, the Corporation shall send notice (the "Valuation Event Notice") of such occurrence to the Holder. Notwithstanding anything to the contrary contained herein, if a Valuation Event occurs during any Valuation Period, a new Valuation Period shall begin on the Trading Day immediately following the occurrence of such Valuation Event and end on the Conversion Date; provided that, if a Valuation Event occurs on the fifth day of any Valuation Period, then the Conversion Price shall be the Current Market Price of the Common Shares on such day; and provided further, that the Holder may, in its discretion, postpone such Conversion Date to a Trading Day which is no more than five (5) Trading Days after the occurrence of the latest Valuation Event by delivering a notification to the Corporation within two (2) Business Days of the receipt of the Valuation Event Notice. In the event that the Holder deems the Valuation Period to be other than the five (5) Trading Days immediately Prior to the Conversion Date, the Holder shall give written notice of such fact to the Corporation in the related Conversion

Notice at the time of conversion.

         For purposes of this Section 6.1, a "Valuation Event" shall mean an event in which the Corporation at any time during a Valuation Period takes any of the following actions:

                           (a)      subdivides or combines its Capital Shares;

                      (b)      makes any distribution of its Capital Shares;

         (c) issues any additional Capital Shares (the "Additional Capital Shareso), otherwise than as provided in the foregoing Sections 6.1(a) and 6.1(b) above, at a price per share less, or for other consideration lower, than the Current Market Price in affect immediately prior to such issuances, or without consideration, except for issuances under employee benefit plans consistent with those presently in effect and issuances under presently outstanding warrants, options or convertible securities;

            (d) issues any warrants, options or other rights to subscribe for or purchase any Additional Capital Shares and the price per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Current Market Price in effect immediately prior to such issuance;

         issues any securities convertible into or exchangeable or exercisable for Capital Shares and the consideration per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to the terms of such convertible, exchangeable or exercisable securities shall be less than the Current Market Price in effect immediately prior to such issuance;

         (f) makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a Interest in liquidation or by way of return of capital or other than as a Interest payable out of earnings or surplus legally available for the payment of Interest under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Corporation's assets (other than under the circumstances provided for in the foregoing Sections 6.1(a) through 6.1(e)); or

   (g) takes any action affecting the number of outstanding Capital Shares, other than an action described in any of the foregoing Sections 6.1(a) through 6.1(f) hereof, inclusive, which in the opinion of the Corporation's Board of Directors, determined in good faith, would have a material adverse affect upon the rights of the Holder at the time of a conversion of the Convertible Debenture.

SECTION 6.2 Exercise of Conversion Privilege. (a) Conversion of the Secured 8% Series oBo Convertible Debenture may be exercised, in whole or in part, by the

Holder by telecopying an executed and completed notice of conversion in the form annexed hereto as Annex I (the o Conversion Noticeo) to the Corporation. Each date on which a Conversion Notice is telecopied to and received by the
Corporation in accordance with the provisions of this Section 6.2 shall constitute a Conversion Date. The Corporation shall convert the Convertible Debenture and issue the Common Stock issued at Conversion effective as of the Conversion Date. The Conversion Notice also shall state the name or names (with addresses) of the persons who are to become the holders of the Common Stock Issued at Conversion in connection with such conversion. The Holder shall deliver  the  shares of  Secured  8% Series  oBo  Convertible  Debenture  to the
Corporation by express courier within 30 days following the date on which the telecopied Conversion Notice has been transmitted to the Corporation. Upon surrender for conversion, the Convertible Debenture shall be accompanied by a proper assignment hereof to the Corporation or be endorsed in blank. As promptly as practicable after the receipt of the Conversion Notice as aforesaid, but in any event not more than five Business Days after the Corporation's receipt of such Conversion Notice, the Corporation shall (i) issue the Common Stock issued at Conversion in accordance with the provisions of this Article 6, and (ii) cause to be mailed for delivery by overnight courier to the Holder (X) a certificate or certificates representing the number of Common Shares to which the Holder is entitled by virtue of such conversion, (Y) cash, as provided in
Section 6.3, in respect of any fraction of a Share issuable upon such conversion and (Z) cash in the amount of accrued and unpaid Interest as of the Conversion Date. Such conversion shall be deemed to have been effected at the time at which the Conversion Notice indicates so long as the Convertible Debenture shall have been surrendered as aforesaid at such time, and at such time the rights of the Holder of the Convertible Debenture, as such, shall cease and the Person and Persons in whose name or names the Common Stock Issued at Conversion shall be issuable shall be deemed to have become the holder or holders of record of the Common Shares represented thereby. The Conversion Notice shall constitute a contract between the Holder and the Corporation, whereby the Holder shall be deemed to subscribe for the number of Common Shares which it will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription (and for any cash adjustment to which it is entitled pursuant to Section 6.4), to surrender the Convertible Debenture and to release the Corporation from all liability thereon. No cash payment aggregating less than $1.50 shall be required to be given unless specifically requested by the Holder.

           (b) If, at any time (i) the Corporation challenges, disputes or denies the right of the Holder hereof to effect the conversion of the Convertible Debenture into Common Shares or otherwise dishonors or rejects any Conversion Notice delivered in accordance with this Section 6.2 or (ii) any third party who is not and has never been an Affiliate of the Holder commences any lawsuit or proceeding or otherwise asserts any claim before any court or public or governmental authority which seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of the Holder hereof to effect the conversion of the Preferred Stock into Common Shares, then the Holder shall have the right, by written notice to the Corporation, to require the Corporation to promptly redeem the Secured 8% Series oBo Convertible Debenture for cash at a redemption price equal to one hundred thirty-five percent (135%) of the Stated Value thereof together with all accrued and unpaid Interest thereon (the "Mandatory Purchase Amount"). Under any of the circumstances set forth above, the Corporation shall be responsible for the payment of all costs and expenses of the Holder, including reasonable legal fees and expenses, as and when incurred in disputing any such action or pursuing its rights hereunder (in addition to any other rights of the Holder).

SECTION 6.3 Fractional Shares. No fractional Common Shares or scrip representing fractional Common Shares shall be issued upon conversion of the Secured 8% Series oBo Convertible Debenture. Instead of any fractional Common Shares which otherwise would be issuable upon conversion of the Secured 8% Series oBo Convertible Debenture, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction. No cash payment of less than $1.50 shall be required to be given unless specifically requested by the Holder.

SECTION 6.4 Reclassification, Consolidation, Merger or Mandatory Share Exchange. At any time while the Secured 8% Series oBo Convertible Debenture remains outstanding and any shares thereof has not been converted, in case of any reclassification or change of outstanding Common Shares issuable upon conversion of the Secured 8% Series oBo Convertible Debenture (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of outstanding securities issuable upon conversion of the Secured 8% Series oBo Convertible Debenture) or in case of any consolidation, merger or mandatory share exchange of the Corporation with or into another corporation (other than a merger or mandatory share exchange with another corporation in which the Corporation is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value, or as a result of a subdivision or combination of Outstanding Common Shares upon conversion of the Secured 8% Series oBo Convertible Debenture), or in the case of any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the Corporation, or such successor, resulting or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, execute a new Secured 8% Series oBo Convertible Debenture providing that the Holder shall have the right to convert such new Secured 8% Series oBo Convertible Debenture (upon terms and conditions not less favorable to the Holder than those in effect pursuant to the Secured 8% Series oBo Convertible Debenture) and to receive upon such exercise, in lieu of each Common Share theretofore issuable upon conversion of the Secured 8% Series oBo Convertible Debenture, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, mandatory share exchange, sale or transfer by the holder of one Common Share issuable upon conversion of the Secured 8% Series oBo Convertible Debenture had the Secured 8% Series oBo Convertible Debenture been converted immediately prior to such reclassification, change, consolidation, merger, mandatory share exchange or sale or transfer. The provisions of this Section 6.4 shall similarly apply to successive reclassifications, changes, consolidations, mergers, mandatory share exchanges and sales and transfers.

SECTION 6.5 Adjustments to Conversion Ratio. For so long as any shares of the Secured 8% Series oBo Convertible Debenture are outstanding, if the Corporation
(i) issues and sells pursuant to an exemption from registration under the Securities Act (A) Common Shares at a purchase price on the date of issuance thereof that is lower than the Conversion Price, (B) warrants or options with an exercise price representing a percentage of the Current Market Price with an exercise price on the date of issuance of the warrants or options that is lower than the agreed upon exercise price for the Holder, except for employee stock option agreements or stock incentive agreements of the Corporation, or (C) convertible, exchangeable or exercisable securities with a right to exchange at lower than the Current Market Price on the date of issuance or conversion, as applicable, of such convertible, exchangeable or exercisable securities, except for stock option agreements or stock incentive agreements; and (ii) grants the right to the purchaser(s) thereof to demand that the Corporation register under the Securities Act such Common Shares issued or the Common Shares for which such warrants or options may be exercised or such convertible, exchangeable or exercisable securities may be, converted, exercised or exchanged, then the Conversion Ratio shall be reduced to equal the lowest of any such lower rates.

SECTION 6.6 Optional Redemption Under Certain Circumstances. At anytime after the date of issuance of the Secured 8% Series oBo Convertible Debenture until the Mandatory Conversion Date (as defined below), the Corporation, upon notice delivered to the Holder as provided in Section 6.7, may redeem the Secured 8% Series oBo Convertible Debenture (but only with respect to such shares as to which the Holder has not theretofore furnished a Conversion Notice in compliance with Section 6.2), at one hundred thirty-five percent (135%) of the Stated Value thereof (the "Optional Redemption Price"), together with all accrued and unpaid Interest thereon to the date of redemption (the "Redemption Date"); provided, however, that the Corporation may only redeem the Secured 8% Series oBo Convertible Debenture under this Section 6.6 if the Current Market Price is less than the Current Market Price on the Closing Date. Except as set forth in this
Section 6.6, the Corporation shall not have the right to prepay or redeem the 8% Series B Convertible Debenture.

SECTION 6.7 Notice of Redemption. Notice of redemption pursuant to Section 6.6 shall be provided by the Corporation to the Holder in writing (by registered mail or overnight courier at the Holder's last address appearing in the Corporation's security registry) not less than ten (10) nor more than fifteen
(15) days prior to the Redemption Date, which notice shall specify the Redemption Date and refer to Section 6.6 (including, a statement of the Market Price per Common Share) and this Section 6.7.

SECTION 6.8 Surrender of Convertible Debenture. Upon any redemption of the Secured 8% Series oBo Convertible Debenture pursuant to Sections 6.6 or 6.7, the Holder shall either deliver the Secured 8% Series oBo Convertible Debenture by hand to the Corporation at its principal executive offices or surrender the same to the Corporation at such address by express courier. Payment of the Optional Redemption Price specified in Section 6.6 shall be made by the Corporation to the Holder against receipt of the Secured 8% Series oBo Convertible Debenture
(as provided in this Section 6.8) by wire transfer of immediately available funds to such account(s) as the Holder shall specify to the Corporation. If payment of such redemption price is not made in full by the Mandatory Redemption Date or the Redemption Date, as the case may be, the Holder shall again have the right to convert the Secured 8% Series oBo Convertible Debenture as provided in
Article 6 hereof.

SECTION 6.9 Mandatory Conversion. On the third anniversary of the date of this Agreement (the "Mandatory Conversion Date"), the Corporation shall convert all Secured 8% Series oBo Convertible Debenture outstanding at the Conversion Price. Notwithstanding the previous sentence, in no event shall the Corporation convert that portion of the Secured 8% Series oBo Convertible Debenture to the extent that the issuance of Common Shares upon the conversion of such Secured 8% Series oBo Convertible Debenture, when combined with shares of Common Stock received upon other conversions of Secured 8% Series oBo Convertible Debenture by such Holder and any other holders of Secured 8% Series oBo Convertible Debenture and Warrants, would exceed 19.99% of the Common Stock outstanding on the Closing Date. Within ten (10) Business Days after the Mandatory Conversion Date, the Corporation shall redeem all remaining outstanding Secured 8% Series oBo Convertible Debenture at one hundred and thirty-five percent (135%) of the Stated Value thereof, together with all accrued and unpaid Interest thereon, in cash, to the date of redemption.

                                                     ARTICLE 7
                                                   VOTING RIGHTS

         The holders of the Secured 8% Series oBo Convertible Debenture have no voting power, except as otherwise provided by the General Corporation Law of the State of Colorado (oGCLSCo), in this Article 7, and in Article 8 below.

                  Notwithstanding the above, the Corporation shall provide each holder of Secured 8% Series oBo Convertible Debenture with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any Interest or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such action is to be taken for the purpose of such Interest, distribution, right or other event, and a brief statement regarding the amount and character of such Interest, distribution, right or other event to the extent known at such time.

            To the extent that under the GCLSC the vote of the holders of the Secured 8% Series oBo Convertible Debenture, voting separately as a class or Secured 8% Series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Secured 8% Series oBo Convertible Debenture represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Secured 8% Series oBo Convertible Debenture (except as otherwise may be required under the GCLSC) shall constitute the approval of such action by the class. To the extent that under the GCLSC holders of the Secured 8% Series oBo Convertible Debenture are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Secured 8% Series oBo Convertible Debenture shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. Holders of the Secured 8% Series oBo Convertible Debenture shall be entitled to notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled tonight, which notice would be provided pursuant to the CorporationAEs bylaws and the GCLSC.

                                                     ARTICLE 8
                                               PROTECTIVE PROVISIONS

      8.1 So long as shares of Secured 8% Series oBo Convertible Debenture are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the GCLSC) of the holders of at least a majority of the then outstanding shares of Secured 8% Series oBo Convertible
Debenture:

         alter or change the rights, preferences or privileges of the Secured 8% Series oBo Convertible Debenture;

             create any new class or Secured 8% Series of capital stock having a preference over the Secured 8% Series oBo Convertible Debenture as to distribution of assets upon liquidation, dissolution or winding up of the Corporation ("Senior Securities") or alter or change the rights, preferences or privileges of any Senior Securities so as to affect adversely the Secured 8% Series oBo Convertible Debenture;

              increase the authorized number of shares of Secured 8% Series oBo Convertible Debenture; or
      do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the holders of shares of the Secured 8% Series oBo Convertible Debenture under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

         In the event holders of at least a majority of the then outstanding shares of Secured 8% Series oBo Convertible Debenture agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Secured 8% Series oBo Convertible Debenture, pursuant to subsection
(a) above, so as to affect the Secured 8% Series oBo Convertible Debenture, then the Corporation will deliver notice of such approved change to the holders of the 8% Series B Convertible Debenture that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of thirty (30) days to convert pursuant to the terms of this Certificate of Designation as they exist prior to such alteration or change or continue to hold their shares of Secured 8% Series oBo Convertible Debenture.

         8.2 Deed of Trust, Mortgage and Security Agreement. So as to provide additional Security for the payment of the amounts due pursuant to the Debenture, the Company shall execute a Deed of Trust, Mortgage and Security Agreement, in favor of all Debenture holders, encumbering all real estate owned by the Company, and to also include all personal property owned by the Company. The Company shall also execute and cause to be filed a UCC-1 financing statement covering all said personal property.

                                                     ARTICLE 9
                                                   MISCELLANEOUS

SECTION 9.1 Loss, Theft, Destruction of Convertible Debenture. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of shares of Secured 8% Series oBo Convertible Debenture and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of the Secured 8% Series oBo Convertible Debenture, the Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated shares of Secured 8% Series oBo Convertible Debenture, new shares of Secured 8% Series oBo Convertible Debenture of like tenor. The Secured 8% Series oBo Convertible Debenture shall be held and owned upon the express condition that the provisions of this Section 10.1 are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen shares of Secured 8% Series oBo Convertible Debenture and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

SECTION 9.2 Who Deemed Absolute Owner. The Corporation may deem the Person in whose name the Secured 8% Series oBo Convertible Debenture shall be registered upon the registry books of the Corporation to be, and may treat it as, the absolute owner of the Secured 8% Series oBo Convertible Debenture for the purpose of receiving payment of Interest on the Secured 8% Series oBo
Convertible Debenture, for the conversion of the Secured 8% Series oBo Convertible Debenture and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effectual to satisfy and discharge the liability upon the Secured 8% Series oBo Convertible Debenture to the extent of the sum or sums so paid or the conversion so made.

SECTION 9.3 Notice of Certain Events. In the case of the occurrence of any event described in Sections 6.1, 6.6 or 6.7 of this Certificate of Designations, the Corporation shall cause to be mailed to the Holder of the Secured 8% Series oBo Convertible Debenture at its last address as it appears in the Corporation's security registry, at least twenty (20) days prior to the applicable record, effective or expiration date hereinafter specified (or, if such twenty (20) days notice is not possible, at the earliest possible date prior to any such record, effective or expiration date), a notice stating (x) the date on which a record is to be taken for the purpose of such Interest, distribution, issuance or granting of rights, options or warrants, or if a record is not to be taken, the date as of which the holders of record of Secured 8% Series oBo Convertible Debenture to be entitled to such Interest, distribution, issuance or granting of rights, options or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of record of Secured 8% Series oBo Convertible Debenture will be entitled to exchange their shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale transfer, dissolution, liquidation or winding-up.

SECTION 9.4 Register. The Corporation shall keep at its principal office a register in which the Corporation shall provide for the registration of the Secured 8% Series oBo Convertible Debenture. Upon any transfer of the 8% Series B Convertible Debenture in accordance with the provisions hereof, the Corporation shall register such transfer on the Secured 8% Series oBo Convertible Debenture register.

           The Corporation may deem the person in whose name the Secured 8% Series oBo Convertible Debenture shall be registered upon the registry books of the Corporation to be, and may treat it as, the absolute owner of the Secured 8% Series oBo Convertible Debenture for the purpose of receiving payment of Interest on the Secured 8% Series oBo Convertible Debenture, for the conversion of the Secured 8% Series oBo Convertible Debenture and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversions shall be valid and effective to satisfy and discharge the liability upon the Secured 8% Series oBo Convertible Debenture to the extent of the sum or sums so paid or the conversion or conversions so made.

SECTION 9.5 Withholding. To the extent required by applicable law, the Corporation may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any
taxing authority in the United States having jurisdiction over the Corporation from any payments made pursuant to the Secured 8% Series oBo Convertible Debenture.

SECTION 9.6 Headings. The headings of the Articles and Sections of this Certificate of Designations are inserted for convenience only and do not constitute a part of this Certificate of Designations.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations, Preferences and Rights to be signed by its duly authorized officers on this _____ day of _______________, 1999.

                                         AQUA CLARA BOTTLING AND DISTRIBUTION,
INC.



                                    By:_____________________________
                                                     Name: John C. Plunkett
                                                  Title: President and Director



                                            By:_____________________________
                                                     Name: Robert Guthrie
                                                     Title:  Director

                                            [FORM OF CONVERSION NOTICE]

TO:      _________________________________
         =================================

         The undersigned owner of this 8% Series B 8% Convertible Convertible Debenture (the "Secured 8% Series oBo Convertible Debenture") issued by Aqua Clara Bottling and Distribution, Inc. (the "Corporation") hereby irrevocably exercises its option to convert _________ units of the Secured 8% Series oBo Convertible Debenture into shares of the common stock, $.00l par value, of the Corporation ("Common Stock"), in accordance with the terms of the Certificate of Designations. The undersigned hereby instructs the Corporation to convert the number of shares of the Secured 8% Series oBo Convertible Debenture specified above into Shares of Common Stock Issued at Conversion in accordance with the provisions of Article 6 of the Certificate of Designations. The undersigned directs that the Common Stock issuable and certificates therefor deliverable upon conversion, the Secured 8% Series oBo Convertible Debenture recertificated, if any, not being surrendered for conversion hereby, together with any check in payment for fractional Common Stock, be issued in the name of and delivered to the undersigned unless a different name has been indicated below. All capitalized terms used and not defined herein have the respective meanings assigned to them in the Certificate of Designations.

         Amount of Debenture Converted $25,000.00 x ___ (number of Units) = $___________ Conversion Price: _________ Total amount $_______________
         divided by Conversion Price = ___________ (shares)

Dated:______________________________


-----------------------------------
                  Signature


                           Fill in for  registration  of  Secured  8% Series oBo
Convertible Debenture:

Please print name and address
(Including zip code):________________________________________________________